UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

ALTEX INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09030	84-0989164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1057 Breckenridge CO 80424
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 265-9312

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act

◻ Soliciting material pursuant to Rule 14a−12 under the Exchange Act

◻ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act

◻ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [   ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 21, 2020, the Registrant (1) dismissed Thayer O’Neal Company, LLC (“ThayerOneal”) as the Registrant’s principal accountant to audit the Registrant’s financial statements and (2) appointed M&K CPAS PLLC (“M&K”) as the Registrant’s principal accountant to audit the Registrant’s financial statements. During the Registrant's two most recent fiscal years, ThayerOneal's reports on the Registrant’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the Audit Committee of the Board of Directors. During the Registrant's two most recent fiscal years and the subsequent interim period, there were no disagreements with ThayerOneal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of ThayerOneal, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Registrant has not consulted M&K regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits.

16 Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTEX INDUSTRIES, INC.

Dated: January 21, 2020	By:	/s/ Steven H. Cardin
Chief Executive Officer and
Principal Financial Officer